UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2013

First Citizens Banc Corp

(Exact name of Registrant as specified in its charter)

Ohio	0-25980	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	( IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

First Citizens Banc Corp held its annual meeting of shareholders on April 16, 2013, for the purpose of considering and voting on the following proposals. Summaries of the voting results are included following the description of each matter.

1.)	To elect eight (8) directors to serve one-year terms expiring in 2014.

Director Candidate	For	Abstain	Broker Non-Vote
Thomas A. Depler	3,260,027.57	51,071.22	2,343,207.17
Allen R. Maurice	3,277,197.46	33,901.34	2,343,207.17
James O. Miller	3,449,602.85	96,024.11	2,108,679.00
W. Patrick Murray	3,396,574.81	149,052.15	2,108,679.00
Allen R. Nickles	3,250,946.91	60,151.88	2,343,207.17
John P. Pheiffer	3,208,939.55	102,159.25	2,343,207.17
David A. Voight	3,091,286.10	219,812.70	2,343,207.17
Daniel J. White	3,131,202.56	179,896.24	2,343,207.17

Each of the nominees was elected.

2.)	To approve a nonbinding advisory resolution to approve the compensation of the Corporation’s named executives as disclosed in the proxy statement for the annual meeting.

For	Against	Abstain	Broker Non-Vote
3,325,184.60	151,942.90	68,498.47	2,108,680.00

The proposal passed.

3.)	To recommend, in an advisory vote, the frequency of future advisory votes on the compensation of the Corporation’s named executive officers.

Every one year	Every two years	Every three years	Abstain	Broker Non-Vote
3,136,136.44	89,054.77	241,494.94	78,940.83	2,108,679.00

The proposal passed.

4.)	To ratify the appointment of S.R. Snodgrass, A.C. as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker Non-Vote
5,560,504.48	10,663.32	83,138.17	—

The proposal passed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp
(Registrant)

Date: April 18, 2013	/s/ Todd A. Michel
Todd A. Michel
Senior Vice President & Controller